SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2011

MISSION COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	__333-12892____	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 South Higuera Street, San Luis Obispo, CA 93401

(Address of principal executive offices)

(Zip code)

(805) 782-5000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

3266.003/466428.1

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On September 27, 2011 the Board of Directors of the Company approved and adopted the Mission Community Bancorp 2011 Equity Incentive Plan (the “Plan”).  The Plan has also been approved by the Company’s shareholders.  The Plan provides for the issuance of both “incentive” and “nonqualified” stock options, restricted stock awards, stock appreciation rights and stock awards (“Awards”).  Awards under the Plan may be made to salaried officers and employees of the Company and its affiliates, to non-employee directors of the Company and its affiliates, and to consultants providing services to the Company and its affiliates.  Awards under the Plan may be granted on such terms and conditions as are established by the Board of Directors or an authorized Committee of the Board of Directors in its discretion.  Awards may be granted as performance-based compensation under section 162(m) of the Internal Revenue Code.

The maximum number of shares to be issued under the Plan is 496,599 shares of the Company’s authorized but unissued common stock, subject to adjustment for certain corporate actions.

All options under the Plan must be granted at an exercise price of not less than 100% of the fair market value of the stock on the date of grant, and will be exercisable in installments as provided in individual stock option agreements.  In the event of an “Acquisition” constituting a “Change in Control” (as defined in the Plan), subject to the provision of any then outstanding Awards granting different rights to the holders thereof, outstanding Awards shall, to the extent not assumed or replaced by comparable awards referencing shares of the capital stock of the successor or acquiring entity or the entity in control of such successor or acquiring entity, terminate at the effective time of such Acquisition.  Options will terminate in the event a participant ceases to be employed by or to serve as a director of the Company or its affiliates, and the vested portion thereof must be exercised within 90 days after such cessation of employment or service.  Awards other than options will be forfeited or otherwise subject to return to the Company on the terms specified in any applicable award agreement following a termination of employment or an individual ceasing to serve as a director of the Company or its affiliates.

The above summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.                                                      Description

10.1	Mission Community Bancorp 2011 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 30, 2011                                                MISSION COMMUNITY BANCORP

By: /s/ James W. Lokey______________
       James W. Lokey, Chairman/CEO

3266.003/466428.1

Exhibit Index

Exhibit No.                                                                Exhibit Title

10.1	Mission Community Bancorp 2011 Equity Incentive Plan.